Scientific Games Reports Second Quarter 2021 Results

Consolidated Revenue Up 63% Year Over Year with Strong Sequential Growth Across All Businesses
Well-Progressed on Intended Divestitures of Lottery and Sports Betting Businesses
Disciplined Cost and Balance Sheet Management, Generated $149 Million of Net Cash Provided by Operating Activities and $133 Million of Free Cash Flow in the Quarter
Reduced Leverage Substantially in Six Months, Paid Down Over $500 Million in Debt Since October

LAS VEGAS – August 9, 2021 — Scientific Games Corporation (NASDAQ: SGMS) (“Scientific Games,” “SGC” or the “Company”) today reported results for the second quarter ended June 30, 2021.
Barry Cottle, President and Chief Executive Officer of Scientific Games, said, “I am very pleased that we continue to make tremendous progress on all of our key strategic pillars while also driving significant growth in the quarter. We have emerged from the pandemic a much stronger Company with significant momentum. All of our businesses grew sequentially on both the top and bottom lines in the quarter. Gaming delivered its highest revenue quarter since the fourth quarter of 2019, Lottery and Digital achieved record results and SciPlay delivered its second highest revenue quarter in its history. Following our strategic review, we will be singularly focused on becoming a leading cross-platform global game company with focus on content and digital markets. We are moving rapidly to transform our company and I have never been more optimistic about our path forward.”

Michael Eklund, Executive Vice President and Chief Financial Officer of Scientific Games, added, “In concert with our Board, we announced a strategic action plan to transform our company and unlock value. We are taking decisive steps to optimize our portfolio, de-lever our balance sheet and invest to grow. I am very encouraged by the interest and discussions we are having around our proposed divestitures, and we are making great progress as we move quickly to unlock shareholder value. We are proud of the team as they continue to execute during this exciting time, delivering a quarter with strong revenue, profit and cash flow growth. The team is laser focused on maintaining discipline to drive balance sheet strength and operational efficiency and we are energized for the future.”

STRATEGIC PILLAR PROGRESS
•Overall, the Company is moving rapidly to execute on its vision with a singular focus to become a leading cross-platform global game company, accelerating efforts to de-lever and invest for sustainable growth.
•Optimizing our portfolio, moving quickly on planned divestitures of both the Lottery and Sports Betting businesses.
•Investing in our largest growth opportunities, both organically and inorganically, in content and digital markets to accelerate growth. Evidenced by the organic investments in content R&D and a new Las Vegas iGaming studio, as well as the targeted acquisitions of Lightning Box and Koukoi Games.
•Significantly de-levering and transforming the balance sheet with meaningful progress organically. Reduced net debt leverage ratio by nearly a third to 7.2x since the beginning of the year. Confident on further meaningful de-levering as we pursue strategic alternatives for the Lottery and Sports Betting businesses.

SUMMARY CONSOLIDATED RESULTS

($ in millions)	Three Months Ended June 30,
	2021	2020
Revenue(1)	$880	$539
Net income (loss)(1)	113	(198)
Net cash provided by operating activities(1)	149	52
Capital expenditures	53	39

Non-GAAP Financial Measures(2)
Consolidated Adjusted EBITDA (“AEBITDA”)(1)	$383	$121
Free cash flow(1)	133	(3)

Balance Sheet Measures	As of June 30, 2021	As of December 31, 2020
Cash and cash equivalents	$932	$1,016
Total debt	9,019	9,303
Available liquidity(3)	1,435	1,269

(1) The three months ended June 30, 2021, includes $38 million U.K. FOBT recovery (“the FOBT recovery”) received from certain Gaming business segment U.K. customers related to a 2020 U.K. court ruling associated with overcharging of value-added tax for gaming operators that consequently reduced our net gaming revenues related to these customers and arrangements.

(2) These non-GAAP financial measures are defined below and are reconciled to the most directly comparable GAAP financial measure in the accompanying supplemental tables at the end of this release.
(3) Available liquidity is calculated as cash and cash equivalents plus remaining revolver capacity, including the SciPlay Revolver.
Second Quarter 2021 Financial Highlights:
•Second quarter consolidated revenue was $880 million compared to $539 million, up 63% compared to the prior year period. Our Gaming business delivered over 300% growth compared to the prior year period and 50% growth compared to the prior quarter driven by the strength of our new product roadmap, record gross gaming revenue (“GGR”) in the U.S. and a rebound in the U.K. and Europe. Gaming revenue and AEBITDA also benefited by $38 million due to the FOBT recovery. The Lottery and Digital businesses both delivered record quarters fueled by strong instant sales and our original content offering respectively.
•Net income was $113 million compared to a net loss of $198 million in the prior year period primarily due to strong revenues in the Gaming business segment, which were significantly impacted by COVID-19 disruptions in the prior year period, coupled with $63 million non-cash gain associated with the SportCast acquisition. The prior year period also included temporary austerity measures that were implemented due to COVID-19 disruptions.
•Consolidated AEBITDA, a non-GAAP financial measure defined below, was $383 million compared to $121 million, up 217% as compared to the prior year period, driven by double-digit AEBITDA growth in Gaming, Lottery and Digital. Consolidated AEBITDA in the quarter was the highest in the Company’s history.

•Net cash provided by operating activities was $149 million compared to $52 million in the prior year period primarily driven by improved operating results, partially offset by an unfavorable change in working capital accounts.
•Free cash flow, a non-GAAP financial measure defined below, was $133 million in the quarter, inclusive of the $38 million FOBT recovery.
•Net debt leverage ratio, a non-GAAP financial measure defined below, decline to 7.2x, down from 10.5x since the beginning of the year.

BUSINESS SEGMENT HIGHLIGHTS FOR THE THREE MONTHS ENDED JUNE 30, 2021

($ in millions)	Revenue				AEBITDA				AEBITDA Margin(1)
	2021	2020	$	%	2021	2020	$	%	2021	2020	PP Change(1)
Gaming	$367	$91	276	303%	$196	$(31)	227	732%	53%	(34)%	87
Lottery	266	209	57	27%	138	97	41	42%	52%	46%	6
SciPlay	154	166	(12)	(7)%	48	60	(12)	(20)%	31%	36%	(5)
Digital	93	73	20	27%	31	20	11	55%	33%	27%	6

PP - percentage points.

(1) Segment AEBITDA Margin is calculated as segment AEBITDA as a percentage of segment revenue.
(2) As calculations are made using whole dollar numbers, actual results may vary compared to calculations presented in this table.
Key Highlights
•Gaming revenue increased, compared to the prior year period, to $367 million, primarily driven by strong growth in Gaming operations and Gaming machine sales. AEBITDA grew from the prior year driven by increased revenues coupled with lower allowance for credit loss and inventory valuation charges. Both revenue and AEBITDA benefited from the FOBT recovery.
•Gaming Operations revenue increased, driven by success of the Kascada ™ cabinet, growth in the installed base and average daily revenue per unit, significant COVID-19 disruptions in the prior year and from the FOBT recovery. The North American Premium installed base and average daily revenue per unit in the quarter exceeded 2019 levels.
•Lottery revenue increased 27% and AEBITDA increased 42% compared to the prior year period, another record quarter, driven by instant retail game sales as more consumers are playing instant lottery than ever before and average selling prices are achieving all-time highs. Strong draw games performance and continued momentum in iLottery also contributed to the quarter. Lottery was announced the winner of the Pennsylvania instant games and lottery systems contracts for the next 10 years, and has secured a number of international contract wins, strengthening our global leadership position.
•Lottery Instant product revenue was $42 million higher than the prior year period primarily driven by record instant retail game sales in the U.S. and a number of markets globally and continued strong performance of Scientific Games Enhanced Partnership lotteries.
•Digital revenue increased 27% and AEBITDA grew 55% from the prior year period with record iGaming and Sports Betting revenues. Performance was driven by the strength of our original iGaming content, record iGaming GGR and the launch of new U.S. sports books.
•SciPlay revenue was $154 million, its second highest revenue quarter in its history, versus a COVID-19 enhanced prior year quarter.
•SciPlay merger proposal submitted on July 15th to acquire the remaining 19% equity interest that the Company does not currently own, in an all-stock transaction.
•Koukoi Games acquired by SciPlay on July 2nd. A Finland-based developer of casual games will build a new casual game concept for SciPlay.
•Lightning Box acquired on August 4th. A Sydney-based slot developer, with a proven track record for creating feature-rich, land-based inspired games that deliver exciting experiences for online slot players worldwide.
•Las Vegas iGaming studio recently launched, which will be focused on developing games from our land-based franchises.

LIQUIDITY

($ in millions)	Three Months Ended June 30,
	2021	2020	Increase / (Decrease)
Net income (loss)	$113	$(198)	$311
Non-cash adjustments included in net income (loss)	95	202	(107)
Non-cash interest	6	6	—
Changes in deferred income taxes and other	4	1	3
Distributed earnings from equity investments	11	9	2
Changes in working capital accounts	(80)	32	(112)
Net cash provided by operating activities	$149	$52	$97

•Principal face value of debt outstanding of $9,136 million decreased by $183 million compared to the prior year period.
•Net debt leverage ratio, a non-GAAP financial measure defined below, declined to 7.2x, down nearly one third since the start of the year.
•Net debt, a non-GAAP financial measure defined below, of $8,204 million decreased by $325 million compared to the prior year period. During the second quarter, the Company made a $150 million voluntary repayment under SGI’s revolving credit facility. Subsequent to the quarter end, the Company made another voluntary $150 million payment on the revolving credit facility.
•Capital expenditures totaled $53 million in the second quarter of 2021.
•Free cash flow, a non-GAAP financial measure defined below, was $133 million in the quarter inclusive of the FOBT recovery.
Earnings Conference Call
As previously announced, Scientific Games executive leadership will host a conference call on Monday, August 9, 2021, at 8:00 a.m. EDT to review the Company’s second quarter results. To access the call live via a listen-only webcast and presentation, please visit http://www.scientificgames.com/investors/events-presentations/ and click on the webcast link under the Investor Information section. To access the call by telephone, please dial: +1 (877) 842-4249 for U.S. or +1 (412) 317-5420 for International and ask to join the Scientific Games Corporation call. A replay of the webcast will be archived in the Investors section on www.scientificgames.com.
About Scientific Games
Scientific Games Corporation (NASDAQ: SGMS) is the world leader in offering customers a fully integrated portfolio of technology platforms, robust systems, engaging content and services. The Company is the global leader in technology-based gaming systems, digital real-money gaming and sports betting platforms, table games, table products and instant games, and a leader in products, services and content for gaming, lottery and social gaming markets. Scientific Games delivers what customers and players value most: trusted security, creative entertaining content, operating efficiencies and innovative technology. For more information, please visit www.scientificgames.com, which is updated regularly with financial and other information about the Company. You can access our filings with the SEC through the SEC website at www.sec.gov or through our website, and we strongly encourage you to do so. We routinely post information that may be important to investors on our website at www.scientificgames.com/investors/, and we use our website as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC’s Regulation Fair Disclosure (Reg FD).
The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document, and shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended.
COMPANY CONTACTS

Media Relations	Investor Relations
Christina Karas +1 702-532-7986	Jim Bombassei +1 702-532-7643
Vice President, Corporate Communications media@scientificgames.com	Senior Vice President, Investor Relations IR@scientificgames.com
All ® notices signify marks registered in the United States. © 2021 Scientific Games Corporation. All Rights Reserved.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue:
Services	$551	$322	$1,014	$744
Product sales	155	84	259	252
Instant products	174	133	336	268
Total revenue	880	539	1,609	1,264

Operating expenses:
Cost of services(1)	151	126	290	256
Cost of product sales(1)	75	69	125	160
Cost of instant products(1)	77	62	154	135
Selling, general and administrative	205	151	391	349
Research and development	54	31	106	82
Depreciation, amortization and impairments	123	140	246	278
Goodwill impairment	—	—	—	54
Restructuring and other	32	16	53	38
Total operating expenses	717	595	1,365	1,352
Operating income (loss)	163	(56)	244	(88)
Other (expense) income:
Interest expense	(119)	(124)	(240)	(248)
Earnings (loss) from equity investments	14	(3)	23	(5)
(Loss) gain on remeasurement of debt	(7)	(12)	18	(2)
Other income (expense), net(2)	70	(1)	70	(4)
Total other expense, net	(42)	(140)	(129)	(259)
Net income (loss) before income taxes	121	(196)	115	(347)
Income tax expense	(8)	(2)	(11)	(6)
Net income (loss)	113	(198)	104	(353)
Less: Net income attributable to noncontrolling interest	4	5	10	9
Net income (loss) attributable to SGC	$109	$(203)	$94	$(362)

Basic and diluted net income (loss) attributable to SGC per share:
Basic	$1.13	$(2.15)	$0.98	$(3.85)
Diluted	$1.10	$(2.15)	$0.97	$(3.85)

Weighted average number of shares used in per share calculations:
Basic shares	96	95	96	94
Diluted shares	99	95	97	94

(1) Excludes depreciation and amortization.
(2) Includes $63 million gain for the three and six months ended June 30, 2021, related to the SportCast acquisition transaction.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions)

	June 30,	December 31,
	2021	2020
Assets:
Cash and cash equivalents	$932	$1,016
Restricted cash	51	117
Receivables, net of allowance for credit losses $67 and $81, respectively	636	616
Inventories	184	191
Prepaid expenses, deposits and other current assets	214	241
Total current assets	2,017	2,181

Restricted cash	10	10
Receivables, net of allowance for credit losses $2 and $5, respectively	20	20
Property and equipment, net	391	415
Operating lease right-of-use assets	92	94
Goodwill	3,356	3,292
Intangible assets, net	1,217	1,299
Software, net	215	227
Equity investments	252	262
Other assets	192	184
Total assets	$7,762	$7,984

Liabilities and Stockholders’ Deficit:
Current portion of long-term debt	$44	$44
Accounts payable	178	203
Accrued liabilities	558	586
Total current liabilities	780	833

Deferred income taxes	88	79
Operating lease liabilities	73	77
Other long-term liabilities	216	260
Long-term debt, excluding current portion	8,975	9,259
Total stockholders’ deficit(1)	(2,370)	(2,524)
Total liabilities and stockholders’ deficit	$7,762	$7,984

(1) Includes $139 million and $129 million in noncontrolling interest as of June 30, 2021 and December 31, 2020, respectively.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income (loss)	$113	$(198)	$104	$(353)
Adjustments to reconcile net income (loss) to cash provided by operating activities	112	217	234	460
Changes in working capital accounts	(80)	32	(71)	57
Changes in deferred income taxes and other	4	1	5	8
Net cash provided by operating activities	149	52	272	172

Cash flows from investing activities:
Capital expenditures	(53)	(39)	(103)	(92)
Acquisitions of businesses	(7)	(13)	(9)	(13)
Distributions from equity method investments, net of additions	16	(1)	7	(1)
Proceeds from sale of assets and other	7	—	7	22
Net cash used in investing activities	(37)	(53)	(98)	(84)

Cash flows from financing activities:
(Payments) proceeds of long-term debt, net	(161)	470	(271)	420
Payments of debt issuance and deferred financing and offering costs	—	(1)	—	(1)
Payments on license obligations	(16)	(7)	(29)	(15)
Taxes paid related to net share settlement of equity awards and other	(8)	(1)	(24)	(2)
Net cash (used in) provided by financing activities	(185)	461	(324)	402
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1	4	—	(1)
(Decrease) increase in cash, cash equivalents and restricted cash	(72)	464	(150)	489
Cash, cash equivalents and restricted cash, beginning of period	1,065	400	1,143	375
Cash, cash equivalents and restricted cash, end of period	$993	$864	$993	$864

Supplemental cash flow information:
Cash paid for interest	$106	$114	$229	$224
Income taxes paid	6	1	13	7
Distributed earnings from equity investments	11	9	15	13
Supplemental non-cash transactions:
Non-cash interest expense	$6	$6	$12	$11

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO CONSOLIDATED AEBITDA
AND SUPPLEMENTAL BUSINESS SEGMENT DATA
(Unaudited, in millions)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of Net Income (Loss) Attributable to SGC to Consolidated AEBITDA
Net income (loss) attributable to SGC	$109	$(203)	$94	$(362)
Net income attributable to noncontrolling interest	4	5	10	9
Net income (loss)	113	(198)	104	(353)
Restructuring and other(1)	32	16	53	38
Depreciation, amortization and impairments	123	140	246	278
Goodwill impairment	—	—	—	54
Other (income) expense, net	(70)	1	(68)	5
Interest expense	119	124	240	248
Income tax expense	8	2	11	6
Stock-based compensation	41	14	64	24
Loss (gain) on remeasurement of debt	7	12	(18)	2
EBITDA from equity investments(2)	24	7	44	14
(Earnings) loss from equity investments	(14)	3	(23)	5
Consolidated AEBITDA	$383	$121	$653	$321

Supplemental Business Segment Data
Business segments AEBITDA
Gaming	$196	$(31)	$304	$65
Lottery	138	97	257	175
SciPlay	48	60	94	94
Digital	31	20	60	43
Total business segments AEBITDA	413	146	715	377
Corporate and other(3)	(30)	(25)	(62)	(56)
Consolidated AEBITDA	$383	$121	$653	$321

(1) Refer to Consolidated AEBITDA definition for description of items included in restructuring and other.
(2) EBITDA from equity investments is a non-GAAP financial measure reconciled to the most directly comparable GAAP measure in the accompanying supplemental tables at the end of this release. The Company received $29 million and $33 million in cash distributions and return of capital payments from its equity investees for the three and six months ended June 30, 2021, respectively, and $9 million and $13 million in cash distributions and return of capital payments from its equity investees for the three and six months ended June 30, 2020, respectively.

(3) Includes amounts not allocated to the business segments (including corporate costs) and other non-operating expenses (income).

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION - SEGMENT KEY PERFORMANCE INDICATORS AND SUPPLEMENTAL FINANCIAL DATA
(Unaudited, in millions, except unit and per unit data)
	Three Months Ended
	June 30,	June 30,	March 31,
	2021	2020	2021
Gaming Business Segment Supplemental Financial Data:
Revenue by line of business:
Gaming operations	$181	$16	$113
Gaming machine sales	100	53	55
Gaming systems	52	17	42
Table products	34	5	34
Total revenue	$367	$91	$244

Gaming Operations:
U.S. and Canada:
Installed base at period end	29,965	30,324	29,809
Average daily revenue per unit	$44.58	$4.45	$35.45
International:(1)
Installed base at period end	31,412	34,333	31,703
Average daily revenue per unit	$8.44	$0.83	$3.03

Gaming Machine Sales:
U.S. and Canada new unit shipments	3,221	1,431	1,943
International new unit shipments	1,751	2,917	656
Total new unit shipments	4,972	4,348	2,599
Average sales price per new unit	$17,048	$11,137	$16,622

Gaming Machine Unit Sales Components:
U.S. and Canada unit shipments:
Replacement units	2,541	640	1,623
Casino opening and expansion units	680	791	320
Total unit shipments	3,221	1,431	1,943

International unit shipments:
Replacement units	—	2,532	656
Casino opening and expansion units	1,751	385	—
Total unit shipments	1,751	2,917	656

Lottery Business Segment Supplemental Financial Data:
Instant products revenue by geography:
United States	$126	$104	$116
International	49	29	46
Instant products revenue	$175	$133	$162

Lottery systems revenue by financial statement line item:
Services revenue	$73	$54	$72
Product sales revenue	18	22	14
Total Lottery systems revenue	$91	$76	$86

Digital Business Segment Supplemental Financial Data:
Revenue by Line of Business:
Sports and platform	$38	$26	$33
Gaming and other	55	47	53
Total revenue	$93	$73	$86

Sports, platforms, iGaming	$92	$63	$85

Wagers processed through OGS (in billions)	$18.0	$14.0	$16.9

SciPlay Business Segment Supplemental Financial Data:
Revenue by Platform:
Mobile	$136	$144	$133
Web and other	18	22	18
Total revenue	$154	$166	$151

Mobile penetration(2)	88%	87%	88%
Average MAU(3)	6.3	8.1	6.7
Average DAU(4)	2.3	2.7	2.5
ARPDAU(5)	$0.72	$0.67	$0.67
(1) Excludes the impact of game content licensing revenue.
(2) Mobile penetration is defined as the percentage of SciPlay revenue generated from mobile platforms.
(3) MAU = Monthly Active Users is a count of visitors to our sites during a month. An individual who plays multiple games or from multiple devices may, in certain circumstances, be counted more than once. However, we use third-party data to limit the occurrence of multiple counting.
(4) DAU = Daily Active Users is a count of visitors to our sites during a day. An individual who plays multiple games or from multiple devices may, in certain circumstances, be counted more than once. However, we use third-party data to limit the occurrence of multiple counting.
(5) ARPDAU = Average revenue per DAU is calculated by dividing revenue for a period by the DAU for the period by the number of days for the period.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
(Unaudited, in millions, except for ratio)

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO SGC TO CONSOLIDATED AEBITDA
	Twelve Months Ended
	June 30, 2021	June 30, 2020	December 31, 2020
Net loss attributable to SGC	$(113)	$(393)	$(569)
Net income attributable to noncontrolling interest	22	21	21
Net loss	(91)	(372)	(548)
Restructuring and other	82	53	67
Depreciation, amortization and impairments	522	590	554
Goodwill impairment	—	54	54
Other (income) expense, net	(63)	14	10
Interest expense	495	536	503
Income tax expense	9	5	4
Stock-based compensation	101	37	61
Loss on debt financing transactions	1	40	1
Loss (gain) on remeasurement of debt	31	(5)	51
EBITDA from equity investments	67	46	37
Earnings from equity investments	(22)	(6)	6
Consolidated AEBITDA	$1,132	$992	$800

RECONCILIATION OF PRINCIPAL FACE VALUE OF DEBT OUTSTANDING TO NET DEBT AND NET DEBT LEVERAGE RATIO
	As of
	June 30, 2021	June 30, 2020	December 31, 2020
Consolidated AEBITDA(1)	$1,132	$992	$800

Total debt	$9,019	$9,153	$9,303
Add: Unamortized debt discount/premium and deferred financing costs, net	94	106	104
Add: Impact of exchange rate(2)	29	67	7
Less: Debt not requiring cash repayment and other	(6)	(7)	(7)
Principal face value of debt outstanding	9,136	9,319	9,407
Less: Cash and cash equivalents	932	790	1,016
Net debt	$8,204	$8,529	$8,391
Net debt leverage ratio	7.2	8.6	10.5

Euro to USD exchange rate at reporting date	1.19	1.12	1.22
Euro to USD exchange rate at issuance	1.24	1.24	1.24

(1) Refer to the reconciliation of Consolidated AEBITDA included in the table titled "Reconciliation of Net Income (Loss) Attributable to SGC to Consolidated AEBITDA" for the trailing twelve months ended for the periods presented above.
(2) Exchange rate impact is the impact of translating our outstanding 2026 Secured Euro Notes and 2026 Unsecured Euro Notes translated at constant foreign exchange rate at issuance of these notes as compared to the current exchange rate.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$149	$52	$272	$172
Less: Capital expenditures	(53)	(39)	(103)	(92)
Less: Distributions from equity method investments, net of additions	16	(1)	7	(1)
Less: Payments on license obligations	(16)	(7)	(29)	(15)
Add (less): Change in restricted cash impacting working capital	37	(8)	66	(12)
Free cash flow	$133	$(3)	$213	$52

RECONCILIATION OF EARNINGS (LOSS) FROM EQUITY INVESTMENTS TO EBITDA FROM EQUITY INVESTMENTS
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
EBITDA from equity investments:
Earnings (loss) from equity investments	14	$(3)	23	$(5)
Add: Income tax expense	4	1	8	2
Add: Depreciation, amortization and impairments	9	7	16	14
Add: Interest income, net and other	(3)	2	(3)	3
EBITDA from equity investments	$24	$7	$44	$14

Forward-Looking Statements
In this press release, Scientific Games makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “plan,” “continue,” “believe,” “expect,” “anticipate,” “target,” “should,” “could,” “potential,” “opportunity,” “goal,” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things:
•the impact of the COVID-19 pandemic and any resulting unfavorable social, political, economic and financial conditions, including the temporary and potentially recurring closure of casinos and lottery operations on a jurisdiction-by-jurisdiction basis;
•risks relating to our continuing strategic review and proposed acquisition of public SciPlay equity, including lack of assurance that the review will result in the consummation of any transaction, on any particular timetable or at all, that the review will yield additional value or that the review will not adversely impact our business, financial results, results of operations, cash flows or stock price;
•slow growth of new gaming jurisdictions, slow addition of casinos in existing jurisdictions and declines in the replacement cycle of gaming machines;
•risks relating to foreign operations, including anti-corruption laws, fluctuations in currency rates, restrictions on the payment of dividends from earnings, restrictions on the import of products and financial instability, including the potential impact to our business resulting from the continuing uncertainty following the U.K.’s withdrawal from the European Union;
•difficulty predicting what impact, if any, new tariffs imposed by and other trade actions taken by the U.S. and foreign jurisdictions could have on our business;
•U.S. and international economic and industry conditions;
•level of our indebtedness, higher interest rates, availability or adequacy of cash flows and liquidity to satisfy indebtedness, other obligations or future cash needs;
•the discontinuation or replacement of LIBOR, which may adversely affect interest rates;
•inability to reduce or refinance our indebtedness;
•restrictions and covenants in debt agreements, including those that could result in acceleration of the maturity of our indebtedness;
•competition;
•inability to win, retain or renew, or unfavorable revisions of, existing contracts, and the inability to enter into new contracts;
•the impact of U.K. legislation approving the reduction of fixed-odds betting terminals maximum stakes limit on LBO operators, including the related closure of certain LBO shops;
•inability to adapt to, and offer products that keep pace with, evolving technology, including any failure of our investment of significant resources in our R&D efforts;
•changes in demand for our products and services;
•inability to benefit from, and risks associated with, strategic equity investments and relationships;
•inability to achieve some or all of the anticipated benefits of SciPlay being a standalone public company;
•dependence on suppliers and manufacturers;
•SciPlay’s dependence on certain key providers;
•ownership changes and consolidation in the gaming industry;
•fluctuations in our results due to seasonality and other factors;
•security and integrity of our products and systems, including the impact of any security breaches or cyber-attacks;
•protection of our intellectual property, inability to license third-party intellectual property and the intellectual property rights of others;
•reliance on or failures in information technology and other systems;

•litigation and other liabilities relating to our business, including litigation and liabilities relating to our contracts and licenses, our products and systems, our employees (including labor disputes), intellectual property, environmental laws and our strategic relationships;
•reliance on technological blocking systems;
•challenges or disruptions relating to the completion of the domestic migration to our enterprise resource planning system;
•laws and government regulations, both foreign and domestic, including those relating to gaming, data privacy and security, including with respect to the collection, storage, use, transmission and protection of personal information and other consumer data, and environmental laws, and those laws and regulations that affect companies conducting business on the internet, including online gambling;
•legislative interpretation and enforcement, regulatory perception and regulatory risks with respect to gaming, especially internet wagering, social gaming and sports wagering;
•changes in tax laws or tax rulings, or the examination of our tax positions;
•opposition to legalized gaming or the expansion thereof and potential restrictions on internet wagering;
•significant opposition in some jurisdictions to interactive social gaming, including social casino gaming and how such opposition could lead these jurisdictions to adopt legislation or impose a regulatory framework to govern interactive social gaming or social casino gaming specifically, and how this could result in a prohibition on interactive social gaming or social casino gaming altogether, restrict our ability to advertise our games, or substantially increase our costs to comply with these regulations;
•expectations of shift to regulated online gaming or sports wagering;
•inability to develop successful products and services and capitalize on trends and changes in our industries, including the expansion of internet and other forms of interactive gaming;
•the continuing evolution of the scope of data privacy and security regulations, and our belief that the adoption of increasingly restrictive regulations in this area is likely within the U.S. and other jurisdictions;
•incurrence of restructuring costs;
•goodwill impairment charges including changes in estimates or judgments related to our impairment analysis of goodwill or other intangible assets;
•stock price volatility;
•failure to maintain adequate internal control over financial reporting;
•dependence on key executives;
•natural events that disrupt our operations, or those of our customers, suppliers or regulators;
•possibility that the 2018 renewal of the Lotterie Nazionali S.r.l. (“LNS”) concession to operate the Italian instant games lottery is not final (pending appeal against existing court rulings relating to third-party protest against the renewal of the concession); and
•expectations of growth in total consumer spending on social casino gaming.
Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including the Company’s current reports on Form 8-K and quarterly reports on Form 10-Q and its latest Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2020 on March 1, 2021 (including under the headings “Forward Looking Statements” and “Risk Factors”). Forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no and expressly disclaim any obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.
You should also note that this press release may contain references to industry market data and certain industry forecasts. Industry market data and industry forecasts are obtained from publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe industry information to be accurate, it is not independently verified by us and we do not make any representation as to the accuracy of that information. In general, we believe there is less publicly available information concerning the international gaming, lottery, social and digital gaming industries than the same industries in the U.S.
Due to rounding, certain numbers presented herein may not precisely agree or add up on a cumulative basis to the totals previously reported.

Non-GAAP Financial Measures
The Company’s management uses the following non-GAAP financial measures in conjunction with GAAP financial measures: Consolidated AEBITDA, free cash flow, EBITDA from equity investments, and net debt and net debt leverage ratio (each, as described more fully below). These non-GAAP financial measures are presented as supplemental disclosures. They should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP, and should be read in conjunction with the Company’s financial statements filed with the SEC. The non-GAAP financial measures used by the Company may differ from similarly titled measures presented by other companies.
Specifically, the Company’s management uses Consolidated AEBITDA to, among other things: (i) monitor and evaluate the performance of the consolidated Company’s business operations; (ii) facilitate management’s internal and external comparisons of the Company’s consolidated historical operating performance; and (iii) analyze and evaluate financial and strategic planning decisions regarding future operating investments and operating budgets.
In addition, the Company’s management uses Consolidated AEBITDA to facilitate management’s external comparisons of the Company’s consolidated results to the historical operating performance of other companies that may have different capital structures and debt levels.
The Company’s management uses EBITDA from equity investments to monitor and evaluate the performance of the Company’s equity investments. The Company’s management uses net debt and net debt leverage ratio in monitoring and evaluating the Company’s overall liquidity, financial flexibility and leverage.
The Company’s management believes that each of these non-GAAP financial measures are useful as they provide management and investors with information regarding the Company’s financial condition and operating performance that is an integral part of management’s reporting and planning processes. In particular, the Company’s management believes that Consolidated AEBITDA is helpful because this non-GAAP financial measure eliminates the effects of restructuring, transaction, integration or other items that management believes is less indicative of the Company’s ongoing underlying operating performance and are better evaluated separately. Moreover, management believes EBITDA from equity investments is useful to investors because the Company’s Lottery business is conducted through a number of equity investments, and this measure eliminates financial items from the equity investees’ earnings that management believes has less bearing on the equity investees’ performance. Management believes that free cash flow provides useful information regarding the Company’s liquidity and its ability to service debt and fund investments. Management also believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt repayment and other strategic measures, after making necessary capital investments in property and equipment, necessary license payments to support the Company’s ongoing business operations, adjustments for changes in restricted cash impacting working capital and taking into account cash flows relating to the Company’s equity investments.
Consolidated AEBITDA
Consolidated AEBITDA, as used herein, is a non-GAAP financial measure that is presented as supplemental disclosure and is reconciled to net income (loss) as the most directly comparable GAAP measure, as set forth in the schedule titled “Reconciliation of Net Income (Loss) Attributable to SGC to Consolidated AEBITDA.” Consolidated AEBITDA should not be considered in isolation of, as a substitute for, or superior to, the consolidated financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. Consolidated AEBITDA may differ from similarly titled measures presented by other companies.
Consolidated AEBITDA is reconciled to consolidated net income (loss) and includes net income (loss) attributable to SGC with the following adjustments: (1) net income attributable to noncontrolling interest, (2) restructuring and other, which includes charges or expenses attributable to: (i) employee severance; (ii) management restructuring and related costs; (iii) restructuring and integration; (iv) cost savings initiatives; (v) major litigation; and (vi) acquisition costs and other unusual items; (3) depreciation and amortization expense and impairment charges and goodwill impairments; (4) change in fair value of investments and remeasurement of debt; (5) interest expense; (6) income tax expense; (7) stock-based compensation; (8) loss on debt financing transactions; and (9) other income (expense), net. In addition to the preceding adjustments, we exclude earnings (loss) from equity method investments and add (without duplication) our pro rata share of EBITDA of our equity investments, which represents our share of earnings (whether or not distributed to us) before income tax expense, depreciation and amortization expense, and interest expense, net of our joint ventures and minority investees, which is included in our calculation of Consolidated AEBITDA to align with the provisions of our long-term debt arrangements. AEBITDA is presented exclusively as our segment measure of profit or loss.
Free Cash Flow
Free cash flow, as used herein, represents net cash provided by operating activities less total capital expenditures (which includes lottery, gaming and digital systems expenditures and other intangible assets and software expenditures), less payments on license obligations, less contributions to equity method investments plus distributions of capital from equity investments, and adjusted for changes in restricted cash impacting working capital. Free cash flow is a non-GAAP financial measure that is presented as a supplemental disclosure for illustrative purposes only and is reconciled to net cash provided by operating activities, the most directly comparable GAAP measure, in a schedule above.
In the third quarter of 2020, we recast free cash flow to adjust our previously used measure, free cash flow, to exclude changes in restricted cash, substantially associated with the recent expansion of iLottery operations, that are impacting working capital, and align such calculation with the revised management view and definition of such non-GAAP financial measure. Such restricted cash is excluded because it is not available to fund debt repayments or other initiatives and therefore management believes this calculation better aligns with the reason management uses this non-GAAP information.
EBITDA from Equity Investments
EBITDA from equity investments, as used herein, represents our share of earnings (loss) (whether or not distributed to us) plus income tax expense, depreciation and amortization expense (inclusive of amortization of payments made to customers for LNS), interest (income) expense, net, and other non-cash and unusual items from our joint ventures and minority investees. EBITDA from equity investments is a non-GAAP financial measure that is presented as supplemental disclosure for illustrative purposes only and is reconciled to earnings from equity investments, the most directly comparable GAAP measure, in a schedule above.
Net Debt and Net Debt Leverage Ratio
Net debt is defined as total principal face value of debt outstanding, the most directly comparable GAAP measure, less cash and cash equivalents. Principal face value of debt outstanding includes the face value of debt issued under Senior Secured Credit Facilities, Senior Notes and Subordinated Notes, which are all described in Note 15 of the Company's Annual Report on Form 10-K for the year ended December 31, 2020, but it does not include long term obligations under financing leases or $6 million in proceeds received in 2019 from transactions completed in 2018 which are presented as debt. In addition, principal face value of debt outstanding with respect to the 2026 Secured Euro Notes and 2026 Unsecured Euro Notes are translated at the constant foreign exchange rate at issuance of these notes as those amounts remain payable at the original issuance amounts in Euro. Net debt leverage ratio, as used herein, represents net debt divided by Consolidated AEBITDA (as defined above).

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